EXHIBIT 10.36



                     NON-EXCLUSIVE DISTRIBUTION AGREEMENT

BETWEEN:        Kreative Video Products, Inc.
                21638 Lassen Street, Chatsworth, CA 91311

(hereinafter referred to as "Company") of the one part

AND:            American Champions Media, Inc.
                1694 The Alameda, Suite 100
                San Jose, CA 95126

(hereinafter referred to as "Producer/Artist") of the other part

DATED:          8  19, 1998

WHEREAS:

The Producer/Artist is the sole copyright owner for the Licensed Territory (as hereinafter defined) of the Programs (as hereinafter defined) and has agreed with the Company who together with its subsidiaries, affiliates and licensees is a distributor of such programs in the Licensed Territory to grant non-exclusively to the Company all of the rights and privileges hereinafter defined.

I. TERM

(a) The term (hereinafter referred to as `term') of this Agreement shall consist of an initial period of ONE (1) year commencing as of the date of this Agreement (the first contract period) plus the additional `contract period', if any, by which the term may be extended by mutual written agreement of the parties.

(b) Producer/Artist hereby grants to the company, on a non-exclusive basis, the right to distribute, including but not limited to seeking purchase orders from buyers, the program on video cassette within the territory as defined below. Upon receipt of a purchase order, and subsequent payment of purchase order, from a buyer directed to Producer/Artist through the Company, Producer/Artist agrees that any further purchase orders from that particular buyer or the company he or she works for will be credited to the Company account per the terms of this Agreement for a period of (12) twelve months from the date of that particular purchase order.

2. TERRITORY

The expression `Licensed Territory' shall in this Agreement mean North America which includes the US, Canada, Mexico, and Hawaii.


3. PROGRAMS

The rights granted hereunder by the Producer/Artist are for the following programs:

            Kanga Roddy Volumes  1-6

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4. PRODUCER/ARTIST WARRANTIES

The Producer/Artist hereby warrants, undertakes and represents that:

(a) The Producer/Artist has full and unencumbered right, power and authority to enter into and fully perform this Non-Exclusive Agreement and to grant all rights herein granted to the Company.

(b) The Producer/Artist shall be responsible for duplicating, shipping and invoicing customers once the distributor has provided purchase orders.

(c) The Producer/Artist accepts responsibility for any and all third party payments related to the production of the programs including but not limited to synchronization rights, musical copyrights, talent fees and union/guild residuals.

(d) Left out intentionally.

(e) Neither the `Materials' nor any use of the material by the Company will violate or infringe upon the rights of any person, company or corporation. `Materials' as used in this sub-paragraph shall mean any musical, artistic and literary materials, ideas and other intellectual properties furnished by the Producer/Artist and contained in or used in connection with any video made or other exploitation thereof.

(f) The Producer/Artist shall not enter any agreement which would interfere with the full and prompt performance of their obligations hereunder.

(g) Left out intentionally.

(h) The Producer/Artist will at all times defend, indemnify and hold harmless the Company and any licensees of the Company from and against any and all claims, damages, liabilities, costs and expenses, including but not limited to all legal expenses and counsel fees arising out of any breach by the Producer/Artist of any warranty, representation or agreement made by the Producer/Artist hereunder.

(i) The Producer/Artist agrees that in the event illicit, non-authorized copies of the Programs are discovered in the Licensed Territory, Producer/Artist shall cooperate with the Company or its licensees in any action which the Company wishes to institute against such infringes of the rights granted to the Company hereunder. Similarly, the Company agrees to cooperate with the Producer/Artist in the event the Producer/Artist desires to institute proceedings against such infringes.

5. Commission

The Producer/Artist shall pay to the company $1.00 (one dollar) for each video cassette bought and paid for. The Producer/Artist is not responsible for paying commissions until the Producer/Artist has been paid by the customer. However, Producer/Artist must use it's full endeavors to be paid promptly.


6. ACCOUNTING

True and correct accounts shall be kept by the Producer/Artist in respect of all sales and income generated by rights granted hereunder and a statement of commissions calculated to be due to the Company as of the 3Oth of the following month.

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7. NOTICE

(a) Except as otherwise specifically provided herein, all notices hereunder shall be in writing and shall be given by registered or certified mail or telegraph (prepaid) at the respective addresses hereby set forth or such other addresses as may be designated by either party. Such notice shall be deemed given when mailed or delivered to a telegraph's office, except that notice of change of address shall be effective only from the date of its receipt.

(b) A copy of all notices given by Producer/Artist must be sent to the office: as above.

(c) A copy of all notices given by Company to Producer/Artist must be sent to the office of: at the above address.

8. MISCELLANEOUS

(a) This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and cannot be changed or terminated by the Producer/Artist or the Company except by an instrument signed by an Officer of the Company and the Producer/Artist. Any waiver made by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertaking, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

(b) Nothing in this Agreement is to be construed as establishing a relationship of employer-employee, joint venture, partnership, or otherwise, and both parties are considered as independent contractors.

(c) No breach of this Agreement on the part of either party shall be deemed material unless the non-breaching party shall have given the breaching party notice of such breach and the breaching party shall fail to discontinue the practice complained of or otherwise cure such breach, within thirty (30) days after receipt of such notice, if such breach is reasonably capable of being cured within the thirty (30) day period, or otherwise if the party proceeds with reasonable diligence to complete the curing of such breach.

9. APPLICABLE LAW

(a) This Agreement has been entered into in the State of California and the validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of California applicable to contracts entered into and performed entirely within the State of California, with respect to the determination of any claim, dispute or disagreement which may arise out of the interpretation, performance, or breach of this Agreement.

(b) If any part of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction or by any other legally constituted body having jurisdiction to make such determination, the remainder of the Agreement shall remain in full force and effect.

10. TERMINATION

In the event that the Company files for Bankruptcy protection, this Agreement becomes null and void and all rights granted to the Company revert back to the Producer/Artist.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


For and on behalf of                      For and on behalf of
Kreative Video Products, Inc.             American Champion Media, Inc.

/s/ Philip Knowles                        /s/ Anthony K. Chan
------------------                        --------------------
PHILIP KNOWLES                            ANTHONY K. CHAN
President, CEO                            CEO


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